      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           KIMBERLY-CLARK CORPORATION
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                  39-0394230
               (State or Other Jurisdiction        (I.R.S. Employer
             of Incorporation or Organization)     Identification Number)

                      P.O. BOX 619100              75261-9100
                        DALLAS, TEXAS              (Zip Code)
         (Address of Principal Executive Offices)

            KIMBERLY-CLARK CORPORATION DEFINED CONTRIBUTION PLANS TRUST KIMBERLY-CLARK CORPORATION SALARIED EMPLOYEES INCENTIVE INVESTMENT PLAN
      KIMBERLY-CLARK CORPORATION HOURLY EMPLOYEES INCENTIVE INVESTMENT PLAN
             KIMBERLY-CLARK CORPORATION RETIREMENT CONTRIBUTION PLAN
                            (Full Title of the Plans)

                               O. GEORGE EVERBACH
               SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                                 P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
            (Name, Address and Telephone Number, Including Area Code,
                              of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                    PROPOSED        PROPOSED
                                                    MAXIMUM         MAXIMUM
   TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE     AGGREGATE        AMOUNT OF
    TO BE REGISTERED           REGISTERED           PER SHARE    OFFERING PRICE  REGISTRATION FEE
------------------------   --------------------  --------------  --------------  ----------------
Common Stock, $1.25 par
  value(1).............    12,000,000 shares(2)     $58.975(3)   $707,700,000(3)     $176,925.00
Preferred Stock Purchase
  Rights(1)............    12,000,000 rights(3)         (4)              (4)              (4)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2) The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the Plans for the accounts of participants.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rule 457(c) thereunder, based on $58.975, the average of the high and low prices of the Common Stock on May 9, 2001, as reported in the consolidated reporting system.

(4) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

    THE SECTION 10(a) PROSPECTUS FOR THE APPLICABLE PLAN IS A COMBINED PROSPECTUS RELATING ALSO TO INTERESTS AND COMMON STOCK REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 33-58402, EFFECTIVE FEBRUARY 16, 1993, REGISTRATION STATEMENT NO. 33-64931, EFFECTIVE DECEMBER 12, 1995, REGISTRATION STATEMENT NO. 333-17367, EFFECTIVE DECEMBER 6, 1996, AND/OR REGISTRATION STATEMENT NO. 333-43647, EFFECTIVE JANUARY 2, 1998, AS TO EACH OF WHICH, PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1993, AS AMENDED, A SEPARATE POST-EFFECTIVE AMENDMENT WILL NOT BE FILED.

================================================================================

    The purpose of this registration statement is to register 12,000,000 additional shares (the "Additional Shares") of the Registrant's common stock, $1.25 par value ("Common Stock"), and related plan interests, to be offered under the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan (the "Salaried IIP"), the Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan (the "Hourly IIP") and the Kimberly-Clark Corporation Retirement Contribution Plan (the "RCP"). The shares of Common Stock and related plan interests offered under each of the Salaried IIP, the Hourly IIP and the RCP are held in the Kimberly-Clark Corporation Defined Contribution Plans Trust (the "Trust"). Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8, filed with the Securities and Exchange Commission (the "SEC") on February 16, 1993 (Registration No. 33-58402), December 12, 1995 (Registration No. 33-64931), December 6, 1996
(Registration No. 333-17367) and January 2, 1998 (Registration No. 333-43647) are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed by the Registrant with the SEC are incorporated herein by reference:

        1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

        2. The Annual Reports on Form 11-K of the Plans for the year ended December 31, 1999;

        3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

        4. The description of the Registrant's Common Stock contained in the Proxy Statement/Prospectus constituting a part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-94139); and

        5. The description of the Registrant's Preferred Stock Purchase Rights contained in Registration Statements on Form 8-A and amendments thereto filed by the Registrant with the SEC on June 21, 1988, June 13, 1995 and March 17, 1997.

    All documents filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's By-laws (the "By-Laws") provide, among other things, that the Registrant shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or, in the case of a Director or officer of the Registrant, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or, in the case of a Director or officer of the Registrant, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the Registrant is not required to indemnify any Director or officer of the Registrant in connection with a proceeding (or portion thereof) initiated by such Director or officer against the Registrant or any Directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Registrant or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-Laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

    Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Registrant of Directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a Director or officer is successful in the defense of any action, or any claim, issue or matter therein.

    The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and Directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

                  4.1  --  Restated Certificate of Incorporation of the
                           Registrant, dated June 12, 1997, incorporated by reference to Exhibit No. 3a to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

                  4.2  --  By-laws of the Registrant, as amended November 22,
                           1996, are hereby incorporated by reference to Exhibit No. 4.2 to the Registration Statement on Form S-8 of the Registrant filed with the SEC on December 6, 1996 (Registration No. 333-17367).

                  4.3  --  Rights Agreement dated as of June 21, 1988, as
                           amended and restated as of June 8, 1995, between the Registrant and The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form 8-A/A of the Registrant filed with the SEC on June 13, 1995.

                  4.4  --  Certificate of Adjustment, dated March 7, 1997,
                           filed by the Registrant with The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 2 to the Registration Statement on Form 8-A/A of the Registrant filed with the SEC on March 17, 1997.

                  4.5* -- Kimberly-Clark Corporation Defined Contribution Plans Trust.

                  4.6* -- Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan.

                  4.7* -- Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan.

                  4.8* --  Kimberly-Clark Corporation Retirement Contribution
                           Plan.

                 23.1* --  Consent of Deloitte & Touche LLP.


                   24* --  Powers of Attorney.

    (b) The Registrant will submit or has submitted the Salaried IIP, the Hourly IIP and the RCP and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify such Plans.

ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 16, 2001.

KIMBERLY-CLARK CORPORATION

                            By: /s/ WAYNE R. SANDERS
--------------------------------------------------------------------------------
                                Wayne R. Sanders
                            Chairman of the Board and
                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             /s/ WAYNE R. SANDERS             Chairman of the Board and       May 16, 2001
             -----------------------------      Chief Executive Officer and
             Wayne R. Sanders                   Director (principal
                                                executive officer)

             /s/ JOHN W. DONEHOWER            Senior Vice President and       May 16, 2001
             -----------------------------      Chief-Financial Officer
             John W. Donehower                  (principal financial
                                                officer)

             /s/ RANDY J. VEST                Vice President and Controller   May 16, 2001
             -----------------------------      (principal accounting
             Randy J. Vest                      officer)

                                    DIRECTORS


                          *                                    *
             ---------------------------          ---------------------------
                  John F. Bergstrom                   Claudio X. Gonzalez

                          *                                    *
             ---------------------------          ---------------------------
              Pastora San Juan Cafferty                Linda Johnson Rice


                          *                                    *
             ---------------------------          ---------------------------
                    Paul J. Collins                    Wolfgang R. Schmitt


                          *                                    *
             ---------------------------          ---------------------------
                  Robert W. Decherd                      Marc J. Shapiro


                          *                                    *
             ---------------------------          ---------------------------
                    Thomas J. Falk                      Randall L. Tobias


                          *
             ---------------------------
                 William O. Fifield

                     May 16, 2001

                *By:  /s/ O. GEORGE EVERBACH
             -----------------------------------
                     O. George Everbach
                      Attorney-in-Fact

The Trust

    Pursuant to the requirements of the Securities Act of 1933, as amended, U.S. Bank National Association, as Trustee of the Trust, has duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 16th day of May, 2001.

KIMBERLY-CLARK CORPORATION
DEFINED CONTRIBUTION PLANS TRUST

(The Trust)

                         By: /s/ SHAUNA M. CLAUSEN
------------------------------------------------------------------

Name: Shauna M. Clausen
Title: Assistant Vice President

The Plans

    Pursuant to the requirements of the Securities Act of 1933, as amended, Kimberly-Clark Corporation, as Plan Administrator of the Plans, has duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 16th day of May, 2001.

KIMBERLY-CLARK CORPORATION
SALARIED EMPLOYEES
INCENTIVE INVESTMENT
PLAN

KIMBERLY-CLARK CORPORATION
HOURLY EMPLOYEES
INCENTIVE INVESTMENT
PLAN

KIMBERLY-CLARK CORPORATION
RETIREMENT CONTRIBUTION PLAN
(The Plans)

                             By: /s/ BRUCE J. OLSON
--------------------------------------------------------------------------------
                                 Bruce J. Olson
                    Vice President -- Supply Chain Management
                           Kimberly-Clark Corporation

                                  EXHIBIT INDEX

    The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.

                EXHIBIT
                NUMBER                      DESCRIPTION
                -------                     -----------
                  4.1  --  Restated Certificate of Incorporation of the
                           Registrant, dated June 12, 1997, incorporated by
                           reference to Exhibit No. 3a to the Corporation's
                           Quarterly Report on Form 10-Q for the quarter ended
                           June 30, 1997.

                  4.2  --  By-laws of the Registrant, as amended November 22,
                           1996, are hereby incorporated by reference to Exhibit
                           No. 4.2 to the Registration Statement on Form S-8 of the Registrant filed with the SEC on December 6, 1996
                           (Registration No. 333-17367).

                  4.3  --  Rights Agreement dated as of June 21, 1988, as
                           amended and restated as of June 8, 1995, between the Registrant and The First National Bank of Boston, as
                           Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form
                           8-A/A of the Registrant filed with the SEC on June
                           13, 1995.

                  4.4  --  Certificate of Adjustment, dated March 7, 1997,
                           filed by the Registrant with The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 2 to the Registration
                           Statement on Form 8-A/A of the Registrant filed with the SEC on March 17, 1997.

                  4.5* --  Kimberly-Clark Corporation Defined Contribution
                           Plans Trust.

                  4.6* --  Kimberly-Clark Corporation Salaried Employees
                           Incentive Investment Plan.

                  4.7* --  Kimberly-Clark Corporation Hourly Employees
                           Incentive Investment Plan.

                  4.8* --  Kimberly-Clark Corporation Retirement Contribution
                           Plan.

                 23.1* --  Consent of Deloitte & Touche LLP.


                   24* --  Powers of Attorney.


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